Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form F-3 (No. 333-195009) and the related Prospectus of Empresa Nacional de Electricidad S.A. (“Endesa-Chile”) of our reports dated March 22, 2016 and April 20, 2015, included in the Annual Report (Form 20-F) for 2015 of Endesa Chile filed with the Securities and Exchange Commission, with respect to the consolidated financial statements of Endesa Argentina S.A. and subsidiaries.

/s/ Pistrelli, Henry Martin y Asociados S.R.L.

Pistrelli, Henry Martin y Asociados S.R.L.

Buenos Aires, Argentina

April 29, 2016